 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 8, 2022

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CREX	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CREXW	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to the Merger Agreement

As previously reported, on November 12, 2021, Creative Realities, Inc., a Minnesota corporation, or “Creative Realities,” Reflect Systems, Inc., or “Reflect,” and RSI Exit Corporation, or the “Stockholders’ Representative,” entered into an Agreement and Plan of Merger, or the “Merger Agreement,” pursuant to which a direct, wholly owned subsidiary of Creative Realities, CRI Acquisition Corporation, or “Merger Sub,” will merge with and into Reflect, with Reflect surviving as a wholly owned subsidiary of Creative Realities, and the surviving company of the merger, which transaction is referred to herein as the “Merger.” On February 8, 2022, the parties executed an Amendment to the Merger Agreement.

The parties currently expect that the Merger will be consummated on February 15, 2022, the date of the reconvening the previously adjourned meetings of Creative Realities’ shareholders and Reflect’s stockholders to consider, among other things, proposals related to the Merger. Accordingly, the parties agreed as part of the Amendment to the Merger Agreement to extend the date on which Reflect or Creative Realities can terminate the Merger Agreement from January 31, 2022 to February 17, 2022.

The Amendment to the Merger Agreement provides that in lieu of Creative Realities funding $2.5 million into an escrow account to secure the indemnification obligations of the Reflect stockholders, that such amount, and the promise to pay such amount in such escrow account, will be evidenced by Creative Realities’ and Reflect’s issuance of a $2.5 million Note and Security Agreement (the “Secured Promissory Note”) at the closing of the Merger to the Stockholders’ Representative, for the benefit of all of the Reflect stockholders. As a result, the cash consideration payable at the closing of the Merger is being reduced from $18,666,667 to $16,166,667.

The Secured Promissory Note is attached as Exhibit G to the Amendment to the Merger Agreement. The Secured Promissory Note accrues interest at 0.58% (the applicable federal rate) and requires Creative Realities and Reflect to pay equal monthly principal installments of $104,166.67 on the fifteenth (15th) day of each month, commencing on March 15, 2022. Any remaining or unpaid principal shall be due and payable on February 15, 2023. All payments under the Secured Promissory Note will be paid to the escrow agent to be placed into the escrow account to secure the Reflect stockholders’ indemnification obligations until released on the one-year anniversary of the closing of the Merger, at which time any remaining proceeds not subject to a pending indemnification claim will be paid to the exchange agent for payment to the Reflect stockholders. The obligations of Creative Realities and Reflect set forth in the Secured Promissory Note is secured by a first-lien security interest in various contracts of Reflect, together with all accounts arising under such contracts, supporting obligations related to the accounts arising under such contracts, all related books and records, and products and proceeds of the foregoing. Senior Lender will subordinate its security interest in such collateral, and the recourse for any breach of the Secured Promissory Note by Creative Realities or Reflect will be against such collateral. Creative Realities has the right to offset amounts payable under the Secured Promissory Note upon a final, non-appealable decision of a court that entitles Creative Realities or its affiliates to any damages for indemnification under the Merger Agreement, or the Stockholders’ Representative’s agreement in writing to such damages. The parties also agreed to a revised form of Escrow Agreement attached as Exhibit E to the Amendment to the Merger Agreement to reflect the funding of the indemnification escrow account through payments made pursuant to the Secured Promissory Note.

The Amendment to the Merger Agreement also specifies that the Stockholders’ Representative has the power to give any and all consents and notices under the Escrow Agreement and Secured Promissory Note, including with respect to payments under such agreements, that Stockholders’ Representative is permitted to act as collateral agent for the Reflect Stockholders under the Secured Promissory Note, to exercise any and all rights related to the Secured Promissory Note, and to enter into any and all agreements deemed necessary, appropriate or advisable by the Stockholders’ Representative in connection therewith, in each case in the sole and absolute discretion of the Stockholders’ Representative.

The Amendment to the Merger Agreement states that Creative Realities will reimburse Reflect up to $20,000 of transaction expenses associated with or relating to adjourning and reconvening the meeting of Reflect’s stockholders the drafting, negotiation and execution of Amendment to the Merger Agreement and the Secured Promissory Note, and other amendments to transaction documents related to the Merger, dealings and negotiations with Creative Realities’ lender, additional calls with Reflect’s Board of Directors, meetings and consents, additional SEC filings, and additional communications with Reflect stockholders and associated work with Reflect officers and advisors.

The foregoing description of the Amendment to the Merger Agreement, the Secured Promissory Note and Escrow Agreement, and the transactions contemplated thereby, is not a complete description thereof and is qualified in its entirety by reference to the full text of the Amendment to the Merger Agreement, including the Secured Promissory Note and Escrow Agreement attached as exhibits thereto, a copy of which is filed as Exhibit 2.1 to this report and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of February 8, 2022, by and among the registrant, CRI Acquisition Corporation, Reflect Systems, Inc., and RSI Exit Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

Date: February 9, 2022	By:	/s/ Will Logan
Will Logan Chief Financial Officer

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